Exhibit 10.01

MEMORANDUM OF UNDERSTANDING

BY AND BETWEEN

Global Earth Energy Incorporated

AND

WINS INTERNATIONAL CO., LTD.

This Memorandum of Understanding (“MOU”) is entered into the 16th day of February, 2011 by and between Global Earth Energy, Inc., with offices at 1213 Culbreth Dr. Wilmington North Carolina 28405, USA (alternatively the “Company” or the “Seller”), and Wins International Co., Ltd., 3th Floor, Seokbeom Building, 636-1 Yeoksam-dong, Gangnam-gu, Seoul, South Korea (alternatively “WIC” or the “Buyer”).  The Company and WIC are described hereinafter collectively as the “Parties” or singularly as a “Party”.

This MOU states the basic understanding between the Parties that WIC desires to purchase the Company’s contracted coal reserves including all of the fine product and the course product from the reserves but subject to the coal quality specifications listed in this MOU.

NOW THEREFORE, in consideration of the mutual understandings herein contained, the Parties agree to the following:

Article 1 – Purchase of Coal Reserves

1.1

WIC’s Intent to Purchase Coal Reserves.  Seong W. Lee, being President, CEO, and Authorized Signatory of WIC, established and existing under the laws of South Korea, hereby confirms, with full authority and legal responsibility under penalty of perjury, that WIC is ready, willing, and able to purchase the coal reserves contracted by the Company.

1.2

Specifications.  The minimum specifications for the coal reserves purchased by WIC from the Company are as follows:

MAF/BTU:

12,000 Min.

% Ash:

8% Max.

% Sulfur:

1% Max.

FSI:

7 Min.

1.3

Coal Reserves.  The coal stored at the Northfork coal reserve consists of five (5) separate piles of coarse or “forked” coal that are located primarily along hillsides, and the fine coal storage pond that was created by Island Creek Coal Company.  WIC is willing to purchase all coal reserves on the site, provided those reserves meet or exceed the coal quality specifications defined in Section 1.2.

Seller’s Initials _____

Buyer’s Initials _____

MEMORANDUM OF UNDERSTANDING

BY AND BETWEEN

Global Earth Energy Incorporated

AND

WINS INTERNATIONAL CO., LTD.

Gross reserves at the site, regardless of coal quality, are approximately as follows:

Pile No. 1:

158,276 Tons

Pile No. 2:

264,056 Tons

Pile No. 3:

214,293 Tons

Pile No. 4:

392,757 Tons

Pile No. 5:

1,546,089 Tons

Fine Coal Storage Pond:

3,028,570 Tons

Total Proven Reserve:

4,574,659 Tons

1.4

Additional Coal Reserves.  WIC is willing to purchase from the Company up to an additional 7 million tons of coal from nearby sites that may be acquired by the Company, subject to the coal quality specifications defined in Section 1.2.  FOB and the price per ton shall be the same as for the Northfork coal reserves.

1.5

FOB.  FOB is at the location of the coal reserves, but to include truck delivery to the railway loading facility nearest the location of the respective coal reserves.

1.6

Purchase Price.  $100.00 per Ton USD

1.7

Potential Contract Amount.  $457,465,900 USD based on the Total Proven Reserves from the Northfork site; an additional $700,000,000 based on the 7 million ton option described in Section 1.4; Total Potential Contract Amount is $1,157,465,900 USD.

Article 2 - Term and Termination

2.1

Term.  This MOU is in effect until the earlier of (a) the execution by the Parties of a formal Agreement to Purchase Coal (the “Agreement”), or (b) April 15, 2011.  If the Parties have been unable to agree regarding the terms and conditions of an Agreement by April 15, 2011 but are continuing to negotiate in good faith, this MOU will be automatically extended for an additional 30 days.

2.2

Termination.  In the event either Party commits any material breach of this MOU and such breach is not corrected by the breaching Party within fifteen (15) days after a written notice from the complaining Party, the complaining Party may terminate this MOU without penalty by giving written notice to the breaching Party.

Seller’s Initials _____

Buyer’s Initials _____

MEMORANDUM OF UNDERSTANDING

BY AND BETWEEN

Global Earth Energy Incorporated

AND

WINS INTERNATIONAL CO., LTD.

Article 3 - Arbitration

3.1

Arbitration.  Any dispute, arising under or by virtue of this MOU or any difference of opinions between the Parties, concerning their rights and obligations shall be finally resolved by arbitration.  Such arbitration proceedings shall be held in North Carolina, United States of America, under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules.  The decision of the arbitration proceedings shall be final and binding to both Parties.

Article 4 - Governing Law

4.1

Governing Law.  This MOU shall be governed by and construed with the laws of North Carolina, United States of America.

Article 5 - Waiver

5.1

Waiver.  The failure or delay of either Party to exercise any right under this MOU may not be construed as a waiver of that right, and no waiver of the terms and conditions of this MOU shall be valid or binding on either Party unless otherwise set forth in writing and signed by the waiving Party.

Article 6 - Language

6.1

Language.  All the communications, documents, and reports related to this MOU and the Agreement shall be made and provided in English.  If such documents are written in any other language, each Party shall provide an English version of the documents.

Article 7 - No Assignment

7.1

No Assignment.  This MOU shall not be subject to assignment by either Party without the prior written consent of the other Party.  In the event that either Party assigns this MOU, without the prior written consent of the other Party, the other Party shall have been right to terminate this MOU.

Seller’s Initials _____

Buyer’s Initials _____

MEMORANDUM OF UNDERSTANDING

BY AND BETWEEN

Global Earth Energy Incorporated

AND

WINS INTERNATIONAL CO., LTD.

Article 8 - Severability

8.1

Severability.  In the event that any provision of this MOU is held to be unenforceable in any respect, such unenforceability shall not affect the enforceability of any other provision of this MOU.

Article 9 - Entire Agreement

9.1

Entire Agreement.  This MOU constitutes the entire agreement between Parties and supersedes and cancels all previous agreements, negotiations, commitments, and warranties thereto.  Any amendment of this MOU shall be made in writing with the signatures of duly authorized officers or representatives of each Party.

IN WITNESS HEREOF, the Parties have caused this MOU to be executed by their authorized representatives on the days specified below respectively.

ACCEPTED BY SELLER

ACCEPTED BY BUYER

(“Global Earth Energy, Inc.)

(“Wins International Co., Ltd.”)

____________________________

____________________________

Name:

Sydney A. Harland

Name:

Seong W. Lee

Title:

President

Title:

President

For:

Global Earth Energy, Inc.

For:

Wins International Co., Ltd.

Date:

February 16, 2011

Date:

February 16, 2011

Seller’s Initials _____

Buyer’s Initials _____